EXHIBIT 23(e)

                    [NATIONAL CAPITAL CORPORATION LETTERHEAD]



                     CONSENT OF NATIONAL CAPITAL CORPORATION

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Britton & Koontz Capital Corporation of our opinion, dated October 20, 2000 with respect to the merger of Britton & Koontz Capital Corporation and Louisiana Bancshares, Inc. and to our firm, respectively, included in the Registration Statement No. 333-47982 of Britton & Koontz Capital Corporation (the "Registration Statement") and to the inclusion of such opinion as an annex to the Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.




                                                  NATIONAL CAPITAL CORPORATION
                                                  INVESTMENT BANKING





October 20, 2000


/s/ National Capital, LLC